SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52082 (Commission File Number)	41-1698056 (IRS Employer Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On April 30, 2009, Cardiovascular Systems, Inc. (“CSI”) entered into the Second Amendment to Loan and Security Agreement with Silicon Valley Bank (“SVB”). The amendment is filed as Exhibit No. 99.1 to this Current Report on Form 8-K. The amendment makes certain changes to, among other things, the composition of certain term loans under CSI’s loan agreement with SVB and modifies the financial covenant structure and various other provisions of the loan agreement.
     In addition, under the amendment, the $5.0 million accounts receivable line of credit that was previously available under the SVB loan agreement was increased to $10.0 million. The modified accounts receivable line of credit has a two year maturity from the date of the amendment and a floating interest rate equal to the prime rate, plus 2.0%, with an interest rate floor of 7.0%. Interest on borrowings is due monthly and the principal balance is due at maturity. Borrowings on the line of credit are based on 80% of eligible domestic receivables, which is defined as receivables aged less than 90 days from the invoice date along with specific exclusions for contra-accounts, concentrations, and government receivables, unless pre-approved by SVB. CSI’s accounts receivable receipts will continue to be deposited into a lockbox account in the name of SVB. The accounts receivable line of credit continues to be subject to non-use fees, annual fees and cancellation fees.
     Under the amendment, two previously outstanding term loans under the loan agreement in the principal amounts of $3.0 million and $2.5 million (referred to collectively as “Term Loan B”) will be repaid with the proceeds of a new $5.5 million term loan (“Term Loan C”). Upon the repayment in full of Term Loan B, the Term Loan B1 and B2 Restated Secured Promissory Notes will be cancelled. The new $5.5 million Term Loan C has a fixed interest rate of 9.0% and a final payment amount equal to 1.0% of the loan amount due at maturity. This term loan has a 30 month maturity with repayment terms that include equal monthly principal and interest payments. CSI may elect to retire the loan at any time by paying the outstanding principal balance, unpaid accrued interest, the final payment and a prepayment fee equal to 3% of the commitment amount in the first year, 2% of the commitment amount in the second year, and 1% of the commitment amount in the third year. Upon the occurrence and continuance of an event of default, this term loan also includes an acceleration provision that requires CSI to pay the entire outstanding balance, plus 1.0% of the loan amount due at maturity, plus a penalty equal to 3% of the commitment amount in the first year, 2% of the commitment amount in the second year, and 1% of the commitment amount in the third year.
     In connection with the termination of the Term Loan B facility, SVB terminated a Loan Purchase Agreement dated as of September 12, 2008, as modified February 25, 2009, by Maverick Fund, L.D.C., Maverick Fund USA, Ltd., and Maverick Fund II, Ltd. (collectively, the “Maverick Funds”) in favor of SVB. SVB also terminated the Unconditional Limited Guaranties dated as of September 12, 2008, as modified February 25, 2009, given by Easton Hunt Capital Partners, L.P. and Glen D. Nelson in favor of SVB. The Maverick Funds collectively hold more than 10% of CSI’s outstanding common stock. Easton Hunt Capital Partners, L.P. is affiliated with one of CSI’s directors, and Glen D. Nelson is a CSI director.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit Number	Description of Document
99.1	Second Amendment to Loan and Security Agreement between Silicon Valley Bank and Cardiovascular Systems, Inc., dated April 30, 2009.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2009

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Second Amendment to Loan and Security Agreement between Silicon Valley Bank and Cardiovascular Systems, Inc., dated April 30, 2009.